EXHIBIT 1
SIGNATURES

        Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.

Date: February 24, 2005

/s/ CRAIG J. DUCHOSSOIS Craig J. Duchossois
THRALL OMNI COMPANY, INC.
/s/ ROBERT L. FEALY Robert L. Fealy, Chief Financial Officer
AMHERST ACQUISITION CO.
/s/ ROBERT L. FEALY Robert L. Fealy, Chief Financial Officer
/s/ RICHARD L. DUCHOSSOIS Richard L. Duchossois
DUCHOSSOIS INDUSTRIES, INC.
/s/ ROBERT L. FEALY Robert L. Fealy, Chief Financial Officer